AMENDMENT

TO

PARTICIPATION AGREEMENT

AMONG

PUTNAM VARIABLE TRUST,

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP AND

FIRST METLIFE INVESTORS INSURANCE COMPANY

THIS AMENDMENT TO PARTICIPATION AGREEMENT (“Amendment”) dated as of March 6, 2017, amends the Participation Agreement dated as of June 15, 2000, as amended (the “Agreement”) among FIRST METLIFE INVESTORS INSURANCE COMPANY (“Company”), PUTNAM VARIABLE TRUST (the “Trust”), and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WITNESSETH THAT:

WHEREAS, on March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company of NY;

WHEREAS, the parties desire to amend the Agreement to update the Account listed in Schedule A and to further modify the Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.	The name of the Company in the Agreement is hereby changed to Brighthouse Life Insurance Company of NY;

2.	ARTICLE XI. Of the Agreement entitled “Notices” is hereby amended, in relevant part, as follows:

If to the Company:

Brighthouse Life Insurance Company of NY

One Financial Center, 21st Floor

Boston, MA 02111

Attn: The Law Group

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A hereto attached.

4.	In all other respects, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company, Trust and the Underwriter hereto have caused this Amendment to be executed in their names and on their behalf by their duly authorized representatives hereto as of the date specified above.

FIRST METLIFE INVESTORS INSURANCE COMPANY

(to be renamed Brighthouse Life Insurance Company of NY as of March 6, 2017)

By its authorized officer,

By: /s/ Gregory E. Illson
Name: Gregory E. Illson
Title: Vice President

PUTNAM VARIABLE TRUST By its authorized officer,

By: /s/ Michael Higgins
Name: Michael Higgins
Title: Fund Treasurer

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By its authorized officer,

By: /s/ Mark Coneeny
Name: Mark Coneeny
Title: Head of Rel. Mgmt.

Schedule A

Accounts

Brighthouse Variable Annuity Account B